EXHIBIT 24.1

Blonder Tongue Laboratories, Inc.
Power of Attorney – SEC Section 16 Reporting

KNOW ALL BY THESE PRESENTS, that the undersigned hereby makes, constitutes and appoints Robert J. Pallé and Eric Skolnik, or either of them signing singly, and with the full power of substitution, in their capacities as officers of Blonder Tongue Laboratories, Inc., a Delaware corporation, or any successor thereto (the "Company"), as the undersigned's true and lawful attorney-in- fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

(i)   prepare, execute in the undersigned's name and on the undersigned's behalf a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords (including the reissuance of filing codes and passwords) enabling the undersigned to make electronic filings with the Securities and Exchange Commission ("SEC") of reports required by Section 16(a) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act") or any rule or regulation of the SEC;

 (ii)   prepare, execute, acknowledge, deliver and file Forms 3, 4, and 5 (including any amendments thereto) with respect to the securities of the Company, with the SEC, any national securities exchange and the Company, as considered necessary or advisable under Section 16(a) of the Exchange Act and the rules and regulations promulgated thereunder;

(iii)  seek or obtain, as the undersigned's representative and on the undersigned's behalf, information of transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(iv)   perform any and all other acts which in the discretion of such attorneys-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

(i)  this Power of Attorney authorizes, but does not require, such attorneys-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(ii)  any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorneys-in-fact, in his or her discretion, deems necessary or desirable;

(iii)  this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act; and

(iv)  neither the Company nor such attorneys-in-fact assumes any liability for the undersigned's responsibility or failure to comply with the requirements of the Exchange Act, including without limitation for profit disgorgement under Section 16(b) of the Exchange Act.

The undersigned hereby ratifies all that such attorneys-in-fact, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.  This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. This Power of Attorney may be filed with the SEC as an exhibit to a required SEC filing in order to confirm the authority granted herein.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of March 27, 2017.

  /s/ Eric Skolnik
[Signature]

Eric Skolnik
[Print Name]